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                       PERCEPTRON, INC. AND SUBSIDIARIES
          EXHIBIT 11, STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



                                                               Earnings Per Share     Earnings Per Share
                                                                 Three Months            Six Months
                                                                 Ended June 30,         Ended June 30,
                                                              ---------------------  ----------------------
                                                                  1997       1996        1997        1996
                                                              ----------  ---------  ----------  ----------

A.   Net income                                               $3,771,000  $ 964,000  $4,681,000  $1,719,000
                                                              ----------  ---------  ----------  ----------

     Weighted average number of common shares outstanding      8,017,923  7,588,183   7,996,357   7,520,830

     Effect of the issuance of stock options and assumed
         exercise of stock options at prices which are lower
         than the average market price of the common shares
         during the period, using the treasury stock method      440,803    785,960     494,269     759,292

B.   Weighted average number of common shares and common      ----------  ---------  ----------  ----------
         equivalent shares for primary earnings per share      8,458,726  8,374,143   8,490,626   8,280,122
                                                              ----------  ---------  ----------  ----------

     Weighted average number of common shares outstanding      8,017,923  7,588,183   7,996,357   7,520,830

     Effect of the issuance of stock options and assumed
         exercise of stock options at prices which are lower
         than the market price of the common shares at the
         end of the period, using the treasury stock method      440,803    825,855     494,269     869,909

C.   Weighted average number of common shares and common
         equivalent shares for fully diluted earnings         ----------  ---------  ----------  ----------
         per share                                             8,458,726  8,414,038   8,490,626   8,390,739
                                                              ----------  ---------  ----------  ----------

     Primary earnings per share (A/B)                         $     0.45  $    0.12  $     0.55  $     0.21
                                                              ==========  =========  ==========  ==========

     Fully diluted earnings per share (A/C)                   $     0.45  $    0.11  $     0.55  $     0.20
                                                              ==========  =========  ==========  ==========


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